For:	Alamo Group Inc.

Contact:	Edward Rizzuti
EVP Corporate Development & Investor Relations
830-372-9600

Financial Relations Board
Joe Calabrese
212-827-3772

ALAMO GROUP ANNOUNCES FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND YEAR END 2024

SEGUIN, Texas, February 27, 2025 -- Alamo Group Inc. (NYSE: ALG) today reported results for the fourth quarter and fiscal year ended December 31, 2024.

Highlights:
Fourth Quarter Results:
•Net Sales of $385.3 million, down 7.7% versus prior year
▪Industrial Equipment Division net sales of $225.5 million, up 11.0%
▪Vegetation Management Division net sales of $159.8 million, down 25.5%
•Income from operations of $34.4 million, 8.9% of net sales
▪Fourth quarter results include approximately $1.0 million in separation costs
•Net income of $28.1 million
•Fully diluted EPS of $2.33 per share; fully diluted EPS of $2.39, excluding fourth quarter separation costs(1)
Full Year Results:
•Net Sales of $1.629 billion, down 3.6% versus prior year
▪Industrial Equipment Division net sales of $843.3 million, up 18.7%
▪Vegetation Management Division net sales of $785.2 million, down 19.8%
•Income from operations of $164.8 million, 10.1% of net sales, double-digit profitability, despite market headwinds

ALAMO GROUP ANNOUNCES 2024 FOURTH QUARTER AND YEAR END RESULTS PAGE 2

▪Total impact from cost reduction efforts in 2024 was approximately $6.1 million, including approximately $4.2 million in separation expenses
▪Total impact from the labor strike at Gradall Industries was approximately $3.6 million
•Net income of $115.9 million
•Fully diluted EPS of $9.63 per share; fully diluted EPS of $10.12, excluding impacts of separation expenses and Gradall strike(1)
•Operating cash flow of $209.8 million driven by disciplined inventory management and efficient receivables control
•Total debt was $220.5 million. Total debt net of cash was $23.2 million, representing an improvement of $160.1 million or 87.3% compared to end of 2023 (1)
•Backlog at the end of the year was $668.6 million
•Trailing twelve-month EBITDA of $220.6 million was 13.5% of Net Sales (1)
•Ongoing cost saving initiatives, launched in the third quarter of 2024, remain on track to deliver annualized savings of approximately $25 to $30 million

Fourth Quarter Results
Fourth quarter 2024 net sales of $385.3 million decreased 7.7% compared to $417.5 million in the fourth quarter of 2023. Gross margin of $91.8 million or 23.8% of net sales declined by $17.1 million and 230 basis points compared to prior year, as weakness in the forestry and agricultural markets persisted. Continued growth in the Industrial Equipment Division partially offset lower Vegetation Management Division margins.

Net income was $28.1 million or $2.33 per diluted share, compared to $31.5 million or $2.63 per diluted share in the fourth quarter of 2023. The Company's backlog at the end of the fourth quarter of $668.6 million remains healthy. While Vegetation Management Division backlog normalized to pre-Covid levels, Industrial Equipment Division backlog remains elevated.

Full Year Results
Net sales of $1.6 billion were 3.6% below the previous year. Gross margin of $412.5 million was 25.3% of net sales compared to 2023 gross margin of $453.6 million or 26.8% of net sales. Industrial Equipment Division net sales of $843.3 million grew 18.7%, offsetting lower Vegetation Management Division net sales of $785.2 million, which declined by 19.8% year-on-year.

ALAMO GROUP ANNOUNCES 2024 FOURTH QUARTER AND YEAR END RESULTS PAGE 3

Net income for the year was $115.9 million or $9.63 per diluted share, compared to $136.2 million or $11.36 per diluted share in 2023. Operating cash flow was $209.8 million, resulting from disciplined inventory and focused accounts receivable management. Inventory declined year-over-year by $34 million or 9% with improved turns. Accounts receivable declined by $56 million or 16% with annualized days sales outstanding improving by approximately 10 days.

The Company's cost reduction initiatives are progressing as expected. As a result of these initiatives, the Company incurred approximately $4.2 million in separation costs and an additional $1.8 million in consolidation expenses. These actions are expected to deliver annualized cost savings in the range of $25 to $30 million. A portion of these savings materialized in 2024, with further benefits projected for 2025.

Reflecting the resilience of our business and our continued confidence in the Company's future, we have increased our quarterly dividend from $0.26 to $0.30 per share. This 15% increase highlights our strong financial position and commitment to delivering shareholder value. Our ability to raise the dividend again demonstrates the strength of our cash generation and our disciplined approach to capital allocation, ensuring we balance rewarding shareholders with reinvesting in long-term growth opportunities.

Comments on Results

Jeff Leonard, Alamo Group's President, and Chief Executive Officer commented, “The Company's fourth quarter performance aligned with our expectations. The divergent market trends noted in the second and third quarters remained evident as the year concluded. Our governmental and industrial contractor markets remained strong in the fourth quarter, and all product groups in the Industrial Equipment Division performed well. This division achieved double digit organic growth versus the fourth quarter of 2023 and again delivered strong profitability.

Conditions in several markets for our Vegetation Management Equipment remained challenging. As had been the case for most of 2024, demand for this Division’s products from the forestry, tree care and agricultural markets exhibited continued softness due to higher interest rates, weakness in the housing sector, lower commodity prices and excess channel inventories. As a result, sales in the Vegetation Management Division declined 25% compared with the fourth quarter of 2023 and profitability remained under pressure. However, fourth-quarter order bookings in the Vegetation Management Division were the highest of the year and sequential backlog was slightly higher as well.

ALAMO GROUP ANNOUNCES 2024 FOURTH QUARTER AND YEAR END RESULTS PAGE 4

Our previously announced cost reduction and facility consolidation initiatives have proceeded as planned and with the expected results. Staffing levels across the Company were nearly 14%
lower than at the end of 2023. As a result of the actions taken, and despite the softness in the Vegetation Management markets, the Company reported double digit operating margin for the full year. Operating cash flow was excellent in the fourth quarter and net debt declined to just $23 million. Our balance sheet strengthened considerably at year-end.

Looking ahead, our outlook for 2025 remains cautiously optimistic. With the U.S. national elections now complete, we expect activity in the governmental and industrial contractor markets to remain elevated. While a significant recovery in our Vegetation Management markets is unlikely in the first half of 2025, we currently anticipate a modest recovery in the second half of the year. Order bookings for forestry, tree care and agricultural equipment improved sequentially every quarter during 2024, and we expect this trend will continue in 2025. Vegetation Management equipment sales in Europe were also modestly higher than in the fourth quarter of 2023 and orders were up nicely during the fourth quarter of 2024.

We are closely monitoring the potential impact of tariffs and renewed inflation and are making contingency plans to address them to defend profitability. We believe we have the ability to adjust our manufacturing strategy relatively quickly to minimize the impact of cross-border tariffs within North America. A regime of broad-based reciprocal international tariffs could be more concerning, however, as this may increase costs on a wide range of industrial components. We will continue monitoring this closely and will not hesitate to adjust prices to account for cost increases as may become necessary.

The Company remains strong and well-positioned in the market, with a solid foundation for continued success. As we look ahead to the second half of 2025, we anticipate an improved operating environment and are encouraged by the increasing acquisition activity in our sector. With a healthy balance sheet and disciplined financial strategy, we are in a strong position to capitalize on opportunities as they arise, driving long-term value for our shareholders."

ALAMO GROUP ANNOUNCES 2024 FOURTH QUARTER AND YEAR END RESULTS PAGE 5

Earnings Conference Call
The Company will host a conference call to discuss fourth quarter and year end 2024 financial results on Friday, February 28, 2025 at 10:00 a.m. ET. Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 833-816-1163 (domestic) or 412-317-1898 (international). For interested individuals unable to join the call, a replay will be available until Friday, March 07, 2025 by dialing 877-344-7529 (domestic) or 412-317-0088 (internationally), passcode 8958542.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & and Presentations”) on Friday, February 28, 2025, beginning at 10:00 a.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.
About Alamo Group
Alamo Group is a leader in the design, manufacture, distribution, and service of high-quality equipment for vegetation management, infrastructure maintenance and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements, forestry equipment and related after-market parts and services. The Company, founded in 1969, has approximately 3,750 employees and operates 28 plants in North America, Europe, Australia, and Brazil as of December 31, 2024. The corporate offices of Alamo Group Inc. are located in Seguin, Texas.

ALAMO GROUP ANNOUNCES 2024 FOURTH QUARTER AND YEAR END RESULTS PAGE 6

Forward Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: adverse economic conditions which could lead to a reduction in overall market demand, supply chain disruptions, labor constraints, increasing costs due to inflation, disease outbreaks, geopolitical risks, including tariffs, trade wars, and the effects of the war in the Ukraine and the Middle East, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)
# # #
(1) This is a non-GAAP financial measure or other information relating to our GAAP financial measures that we have provided to investors in order to allow greater transparency and a deeper understanding of our financial condition and operating results.  For a reconciliation of the non-GAAP financial measure or for a more detailed explanation of financial results, refer to “Non-GAAP Financial Measure Reconciliation” below and the Attachments thereto.

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$197,274	$51,919
Accounts receivable, net	305,561	362,007
Inventories	343,363	377,480
Other current assets	11,297	12,551
Total current assets	857,495	803,957

Rental equipment, net	52,942	39,264

Property, plant and equipment	158,332	166,660

Goodwill	203,027	206,536
Intangible assets	151,360	168,296
Other non-current assets	27,123	24,673

Total assets	$1,450,279	$1,409,386

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$84,505	$99,678
Income taxes payable	13,259	12,529
Accrued liabilities	77,537	86,711
Current maturities of long-term debt and finance lease obligations	15,008	15,008
Total current liabilities	190,309	213,926

Long-term debt, net of current maturities	205,473	220,269
Long term tax payable	626	2,634
Other long-term liabilities	24,619	23,694
Deferred income taxes	10,998	16,100

Total stockholders’ equity	1,018,254	932,763

Total liabilities and stockholders’ equity	$1,450,279	$1,409,386

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Fourth Quarter Ended		Year Ended
	12/31/2024	12/31/2023	12/31/2024	12/31/2023
Net sales:
Vegetation Management	$159,802	$214,357	$785,199	$979,040
Industrial Equipment	225,521	203,185	843,314	710,611
Total Net Sales	385,323	417,542	1,628,513	1,689,651

Cost of Sales	293,535	308,622	1,216,025	1,236,007
Gross Margin	91,788	108,920	412,488	453,644
	23.8%	26.1%	25.3%	26.8%

Selling, general and administration expense	53,295	60,068	231,453	240,158
Amortization Expense	4,052	4,054	16,227	15,519
Income from Operations	34,441	44,798	164,808	197,967
	8.9%	10.7%	10.1%	11.7%

Interest Expense	(3,473)	(6,587)	(20,548)	(26,093)
Interest Income	760	360	2,637	1,485
Other Income	2,730	1,667	2,731	1,761

Income before income taxes	34,458	40,238	149,628	175,120
Provision for income taxes	6,377	8,715	33,698	38,959

Net Income	$28,081	$31,523	$115,930	$136,161

Net Income per common share:

Basic	$2.35	$2.64	$9.69	$11.42

Diluted	$2.33	$2.63	$9.63	$11.36

Average common shares:
Basic	11,979	11,930	11,968	11,920

Diluted	12,043	12,000	12,037	11,987

Alamo Group Inc.
Non-GAAP Financial Measures Reconciliation

From time to time, Alamo Group Inc. may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. For these purposes, “GAAP” refers to generally accepted accounting principles in the United States. The Securities and Exchange Commission (SEC) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by Alamo Group are provided as additional information to investors in order to provide them with greater transparency about, or an alternative method for assessing, our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Attachment 1 discloses Adjusted Operating Income, Adjusted Net Income and Adjusted Diluted EPS, related to the impact of non-recurring items, which are non-GAAP financial measures. Attachment 2 discloses a non-GAAP financial presentation related to the impact of currency translation on net sales by division as well as adjustments for cost reduction efforts and the financial impact of the strike in the second quarter of the year. Attachment 3 shows the net change in our total debt net of cash and earnings before interest, taxes, depreciation and amortization ("EBITDA") which is a non-GAAP financial measure. The Company considers this information useful to investors to allow better comparability of period-to-period operating performance. Attachment 4 reflects Division performance inclusive of non-GAAP financial measures such as backlog and earnings before interest, tax, depreciation and amortization ("EBITDA").

Attachment 1

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands, except per share numbers)
(Unaudited)

Impact of Acquisitions and Non-Recurring Expenses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023

Operating Income - GAAP	$34,441	$44,798	$164,808	$197,967
(add: workforce reduction)	1,002	—	4,228	—
(add: Gradall Strike)	—	—	3,556	—
Adjusted Operating Income - non-GAAP	$35,443	$44,798	$172,592	$197,967

Net Income - GAAP	$28,081	$31,523	$115,930	$136,161
(add: workforce reduction, net of tax benefit $226 and $952, respectively)	776	—	3,276	—
(add: Gradall Strike, net of tax benefit $— and $851, respectively)	—	—	2,705	—
Adjusted Net Income - non-GAAP	$28,857	$31,523	$121,911	$136,161

Diluted EPS - GAAP	$2.33	$2.63	$9.63	$11.36
(add: workforce reduction)	0.06	—	0.27	—
(add: Gradall Strike)	—	—	0.22	—
Adjusted Diluted EPS - non-GAAP	$2.39	$2.63	$10.12	$11.36

Attachment 2

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Impact of Currency Translation on Net Sales by Division

	Three Months Ended December 31,			Change due to currency translation
	2024	2023	% change from 2023	$	%

Vegetation Management	$159,802	$214,357	(25.5)%	$(901)	(0.4)%
Industrial Equipment	225,521	203,185	11.0%	(1,357)	(0.7)%
Total Net Sales	$385,323	$417,542	(7.7)%	$(2,258)	(0.5)%

	Twelve Months Ended December 31,			Change due to currency translation
	2024	2023	% change from 2023	$	%

Vegetation Management	$785,199	$979,040	(19.8)%	$22	—%
Industrial Equipment	843,314	710,611	18.7%	(2,311)	(0.3)%
Total Net Sales	$1,628,513	$1,689,651	(3.6)%	$(2,289)	(0.1)%

Attachment 3

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Consolidated Net Change of Total Debt, Net of Cash

	December 31, 2024	December 31, 2023	Net Change

Current maturities	$15,008	$15,008
Long-term debt, net of current	205,473	220,269
Total Debt	$220,481	$235,277

Total Cash	197,274	51,919
Total Debt Net of Cash	$23,207	$183,358	$160,151

EBITDA
	Twelve Months Ended
	December 31, 2024	December 31, 2023

Net Income	$115,930	$136,161

Interest, net	17,911	24,608
Provision for income taxes	33,698	38,959
Depreciation	36,857	32,454
Amortization	16,227	15,519
EBITDA	$220,623	$247,701

Adjusted EBITDA

Attachment 4

Alamo Group Inc.
Non-GAAP Financial Reconciliation
(in thousands)
(Unaudited)

Vegetation Management Division Performance

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Backlog			$187,102	$352,080

Net Sales	159,802	214,357	785,199	979,040

Income from Operations	6,468	19,764	56,557	122,084
	4.0%	9.2%	7.2%	12.5%

Depreciation	4,442	4,246	17,666	15,581
Amortization	2,925	2,927	11,719	11,710

EBITDA	15,316	25,948	88,068	147,864
	9.6%	12.1%	11.2%	15.1%

Industrial Equipment Division Performance

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

Backlog			$481,544	$507,715

Net Sales	225,521	203,185	843,314	710,611

Income from Operations	27,973	25,034	108,251	75,883
	12.4%	12.3%	12.8%	10.7%

Depreciation	5,131	4,534	19,191	16,873
Amortization	1,127	1,127	4,508	3,809

EBITDA	35,480	33,351	132,555	99,837
	15.7%	16.4%	15.7%	14.0%